Exhibit (l)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement No. 333-182946 on Form N-4 of our report dated April 11, 2023 relating to the financial statements comprising each of the subaccounts of Forethought Life Insurance Company Separate Account A appearing in Form N-VPFS of Forethought Life Insurance Company Separate Account A for the year ended December 31, 2022. We also consent to the reference to us under the headings “Independent Registered Public Accounting Firm” and “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 14, 2023

Consent of Independent Auditor

We consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement No. 333-182946 on Form N-4 of our report dated March 27, 2023 relating to the statutory-basis financial statements and supplemental schedules of Forethought Life Insurance Company appearing in Form N-VPFS of Forethought Life Insurance Company Separate Account A for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 14, 2023